Exhibit 10.2

SEPARATION AGREEMENT AND RELEASE

THIS SEPARATION AGREEMENT AND RELEASE (including all schedules and exhibits, collectively, this “Agreement”) is made and entered into as of June 21, 2024 (the “Execution Date”), by and among, Genprex, Inc., a Delaware corporation (and together with its wholly-owned and majority-owned subsidiaries, “Genprex” or the “Company”) and Catherine Vaczy (“Vaczy” and together with Genprex, collectively the “Parties” with each being a “Party”).

WHEREAS, pursuant to that Executive Employment Agreement, dated as of March 12, 2020, by and between Genprex and Vaczy, executed on March 12, 2020 (the “Original Agreement”), as amended by that First Amendment to the Executive Employment Agreement, dated as of March 24, 2021, by and between Genprex and Vaczy (the “First Amendment,” and together with the Original Agreement, collectively, the “Amended Agreement”), Vaczy was employed by the Company;

WHEREAS, Vaczy and the Company mutually desire, to settle in full any and all claims that they may have, or which could have been raised prior to the date Vaczy executes this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged by the Parties, the Parties hereby agree as follows:

1.     Releases and Waivers.

a.    By Genprex. For good and valuable consideration, the sufficiency of which is acknowledged, Genprex on its own behalf and on behalf of each of its past, present and future wholly-owned and majority-owned subsidiaries, directors, executives, attorneys, and their fiduciaries, predecessors, successors, and assigns and any and all of their respective past, present, or future heirs, spouses, administrators, executors, estates, trustees, directors, managers, parents, principals, officers, executives, trustees and/or their respective predecessors, successors, and assigns and, with respect to any of the above entities, any other persons acting by, through or under or in concert with any of the persons or entities above, and their successors and assigns (individually and collectively, the “Genprex Releasors”), does hereby irrevocably and unconditionally release, acquit, and forever discharge, Vaczy and each of her past, present, and future administrators, executors, spouses, estate, trusts, trustees, heirs, partnerships, joint ventures, partners, successors, assigns, representatives, agents, attorneys, affiliates and principals, successors and predecessors, as well as Ki Datavision Limited and its affiliates and principals, successors and predecessors (collectively “Ki”) and, with respect to any and all of the above entities, any other person or entity acting by, through, under or in concert with any of the person or entities set forth above and their successors and assigns (individually and collectively, including Ms. Vaczy, the “Vaczy Releasees”), from and with respect to any and all claims (including derivative claims), demands, disputes, actions, suits, liabilities, debts, controversies, contracts, agreements, obligations, damages, levies, judgments, causes of action, and contingencies of whatever kind, nature, or description, whether arising out of any alleged violation of any federal or state statute, tort, negligence, professional standards and/or standings, breach of contract, claims of fraud, breach of fiduciary duty, including, breach of duty to disclose, breach of duty of loyalty, duty of care and/or otherwise misrepresentation, misappropriation, warranty, or any other theory, whether legal or equitable, and whether now ended or continuing, whether known or unknown, whether asserted or unasserted and any and all other claims whatsoever, against any Vaczy Releasee, which any of the Genprex Releasors ever had, now has or have, or hereafter can, shall, or may have for, upon, or by reason of any matter, cause, thing, act, omission, decision, statement, conduct, occurrence or event whatsoever including, without limitation, in connection with, arising out of and/or relating to the Original Agreement, the First Amendment, the Amended Agreement and the Confidential Information, Assignment of Inventions and Non-Competition Agreement between Genprex and Vaczy executed on March 12, 2020 (the “Confidential Information Agreement”) up to the Execution Date (individually and collectively, the “Genprex Claims”), except for the representations, warranties, covenants and obligations of Vaczy set forth in this Agreement. The Genprex Releasors represent that as of the Execution Date, they have not assigned to any third party any Genprex Claims that, but for such assignment, would be subject to the releases set for in this Section 1(a). The release and waiver of claims set forth herein will become effective as of the Execution Date, provided, however, that if Ms. Vaczy revokes her acceptance of the ADEA (as defined below) waiver prior to or on June 28, 2024 (the “ADEA Revocation Date”), this Agreement shall be entirely null and void.  Any revocation of the ADEA waiver must be delivered to the Company pursuant to the terms of Section 14 herein.

b.    By Vaczy. For good and valuable consideration, the sufficiency of which is acknowledged, Vaczy on her own behalf and on behalf of her heirs, executors, successors and assigns (individually and collectively, the “Vaczy Releasors”) does hereby irrevocably and unconditionally release, acquit, and forever discharge Genprex, its current, former and future parents, wholly-owned or majority-owned subsidiaries, executives, attorneys, and each of their respective fiduciaries, predecessors, successors, officers, directors and assigns and any and all of their respective past, present, or future heirs, spouses, estates, directors, parents, officers, executives, and/or their respective predecessors, successors, and assigns and, with respect to any of the above entities, any other persons acting by, through or under or in concert with any of the persons or entities above, and their successors and assigns (individually and collectively, the “Genprex Releasees”), from and with respect to any and all claims, demands, disputes, actions, suits, liabilities, debts, controversies, contracts, agreements, obligations, damages, levies, judgments, causes of action, and contingencies of whatever kind, nature, or description, whether arising out of any alleged violation of any federal or state statute, tort, negligence, professional standings, breach of contract, any and all claims for breach of a fiduciary duty or fraud, misrepresentation, misappropriation, warranty, or any other theory, whether legal or equitable, and whether now ended or continuing, whether known or unknown, whether asserted or unasserted, and any other claims whatsoever which the Vaczy Releasors ever had, now has or have, or hereafter can, shall or may have for, upon or by reason of any matter, things, cause, act, omission, decision, statement, conduct, occurrence or event whatsoever including, but not limited to, the Original Agreement, the First Amendment and the Amended Agreement and any rights or claims  arising under any and all laws, rules, regulations, and ordinances, including, but not limited to: Title VII of the Civil Rights Act of 1964, the Older Workers Benefit Protection Act, the Age Discrimination in Employment Act (“ADEA”); the Civil Rights Acts of 1991, the Americans with Disabilities Act, the Fair Labor Standards Act, the Equal Pay Act, the Lilly Ledbetter Fair Pay Act, the Fair Credit Reporting Act, the Worker Adjustment and Retraining Notification Act, the Family & Medical Leave Act, the Sarbanes-Oxley Act of 2002, the federal False Claims Act, the National Labor Relations Act; the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); the Workers Adjustment and Retraining Notification Act; the Equal Pay Act of 1963; the New York Human Rights Act, the New York State Human Rights Law, the New York City Human Rights Law, the New York Civil Rights Law, the New York Labor Laws, the New York Discrimination Against the Engagement in Certain Activities law, the New York False Claims Act, the New York WARN Act, the New York Labor Laws, any applicable New York Whistleblower Law, the Texas Commission on Human Rights/Texas Employment Discrimination Law, Texas Disability Discrimination Law, Texas Wage Payment Law, and any similar law of any other state or governmental entity up to the Execution Date, (the “Vaczy Claims”), except for (i) the rights of Vaczy and the other Vaczy Releasors as to all Vaczy Securities (as defined below) owned by Vaczy and/or any Vaczy Releasor (of record or beneficially), (ii) any and all rights and claims of and for indemnification and advancement of expenses in favor of Vaczy and/or any of the other Vaczy Releasors by Genprex and/or the other Genprex Releasors, whether by contract, governing documents or under applicable law including, without limitation, under the Company’s Indemnity Agreement, by and between, Genprex and its officers and directors, dated May 19, 2022, a copy of which is attached to this Agreement as Exhibit I (the “Vaczy Indemnity Agreement”), provided, however, for the avoidance of doubt, that Vaczy has released her rights to advancement or payment of fees or costs with respect to Vaczy’s separation of employment or negotiation of this Agreement except as set forth in Section 4a, (iii) Vaczy’s rights under all officer and director professional liability and/or other insurance policies of Genprex and/or any of the other Genprex Releasees, (iv) the representations, warranties, covenants and obligations of Genprex and the other Genprex Releasors set forth in this Agreement, (v) with respect to and/or related to and/or arising out of any claims, counterclaims or defenses asserted by Vaczy and/or the other Vaczy Releasors in response to any claim, threatened claim, or lawsuit that may be brought against Vaczy and/or any of the other Vaczy Releasors by or in the right of Genprex, and/or any of the other Genprex Releasors, and (vi) all accrued benefits that have accrued and became vested to Vaczy under any employee benefit plan within the meaning of ERISA sponsored by Genprex or otherwise. Vaczy represents that, as of the Execution Date, the Vaczy Releasors have not assigned to any third party any Vaczy Claims that, but for such assignment, would be subject to the releases set forth in this Section 1(b). The release and waiver of claims set forth herein will become effective upon the Execution Date, provided, however, Vaczy has the right to revoke her acceptance of the ADEA waiver on or prior to the ADEA Revocation Date, in which case, upon any such revocation, this Agreement shall be entirely null and void.

c.    Notwithstanding the foregoing, nothing herein shall be deemed a release, waiver or discharge by any Party to this Agreement to enforce the terms of this Agreement, including but not limited to Vaczy’s right to obtain all payments, entitlements and benefits due under this Agreement.

d.    The foregoing release shall not preclude Vaczy from exercising Vaczy’s rights, if any, under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), or under any 401(k) PLAN.

e.    The release by the Genprex Releasors of Ki set forth above is subject to the following: if Ki were to bring a legal action against any of the Genprex Releasors (other than counter-claims and/or to enforce the provisions of this Agreement as it relates to Ki), it is expressly understood and agreed that the Genprex Releasors’ release of Ki shall be null and void, and the remaining terms of this Agreement shall remain in full force and effect, provided the above shall not apply to legal action brought by Ki based upon, arising out of and/or in connection with actions and/or events of any Genprex Releasor or by any Genprex Releasor against Ki following the Execution Date.

f.    Pursuant to California Civil Code Section 1542, each Party acknowledges that it has read and understands that A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE ARELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH DEBTOR OR RELASED PARTY. EACH PARTY HEREBY EXPRESSLY WAIVES AND RELINQUISHES ALL RIGHTS AND BENEFITS UNDER SECTION 1542 WITH RESPECT TO THE RELEAES OF ANY CLAIMS HEREIN.

g.    In the event any action is brought or threatened against any Vaczy Releasee by, for or on behalf of Rodney Varner, any of his estates, spouses, heirs, assignees, trustees, beneficiaries or otherwise (collectively, the “Varner Releasors”), the release by Ms. Vaczy and any other Vaczy Releasee of the Varner Releasors shall be automatically terminated ab initio.

2.     Certain Representations, Warranties, Covenants and Agreements.

a.    The Company represents, warranties, covenants and agrees that nothing in this Agreement is intended by the Company to directly and/or indirectly constitute an unlawful release or waiver of any of Vaczy’s rights under any laws, rules and/or regulations, and/or prevent, impede, or interfere with Vaczy’s ability and/or rights, if any:  (i) under applicable workers’ compensation laws; (ii) to seek unemployment benefits; (iii) to file a charge or complaint with a government agency such as but not limited to the Equal Employment Opportunity Commission, the National Labor Relations Board, or any applicable equal employment state agency although she expressly waives her right to recover any monetary or equitable relief; (iv) provide truthful testimony if under subpoena to do so, (v) file a claim with any state or federal agency or to participate or cooperate in such a matter, and/or (vi) to challenge the validity of the ADEA waiver only in this Agreement. This Agreement is not intended to, and shall not, in any way directly or indirectly prohibit, limit or otherwise interfere directly or indirectly with Vaczy’s rights, without notice to the Company, to (i) communicate or file a charge with a government agency or regulator, (ii) participate in an investigation or proceeding conducted by a government agency or regulator, or (iii) receive an award paid by a government agency or regulator for providing information.

b.    The Company represents, warranties, acknowledges and agrees that notwithstanding any provisions and/or covenants in this Agreement or otherwise, Vaczy has not directly and/or indirectly waived or released any rights of Vaczy or obligations of the Company to Vaczy preserved under this Agreement or otherwise, including (i) any rights to indemnification and/or advancement Vaczy has, had or may have as an officer of Genprex or otherwise, including in connection with her employment with Genprex, including pursuant to Section 7.1 of the Original Agreement, the Amended Agreement and/or the Vaczy Indemnity Agreement, under law, rule and regulation, the certificate of incorporation and bylaws or other governing instruments of Genprex and/or any of its subsidiaries or any other agreement between Genprex and Vaczy or under any merger or acquisition agreement or otherwise, (ii) any obligations of the Company pursuant to this Agreement and/or under the Vaczy Indemnity Agreement, (iii) Vaczy’s rights of insurance, if any, under any liability policy covering Genprex officers, or (iv) any rights of Vaczy and/or obligations of the Company related to ongoing agreements evidencing outstanding equity awards granted to Vaczy, provided however, the only obligations of the Company under ongoing agreements evidencing outstanding equity awards are as set forth in Section 4c. of this Agreement, any claims Vaczy may not release as a matter of law, including indemnification and advancement claims under applicable law, all of which rights set forth in (i) – (iv) shall survive. The Company represents, warranties, covenants and agrees that the Company has director and officer liability insurance policies for the calendar years 2020-2024 that cover Vaczy in her capacity as an executive officer in accordance with and subject to the terms of such insurance policies.

c.    Except as provided below with regard to computers and other electronic devices (“Electronics”), provided by the Company to Vaczy during her employment relationship with the Company (“Covered Electronics”), Vaczy has returned to Genprex all documents (and all copies thereof) and other property belonging to Genprex that Vaczy had in her possession as of the Execution Date, including but not limited to files, notes, drawings, records, business plans and forecasts, financial information, specification, computer-recorded information, tangible property, credit cards, entry cards, identification badges and keys; and any materials of any kind which contain or embody any proprietary or confidential information of Genprex. With regard to Covered Electronics, notwithstanding anything to the contrary provided herein or elsewhere, including in the Confidential Information Agreement, Genprex and Vaczy agree as follows.  So long as Vaczy has not timely revoked her acceptance of the ADEA waiver prior to or on the ADEA Revocation Date, each of the following events will occur on the next business day following the ADEA Revocation Date:

i.

 The HP Spectre laptop received by Vaczy directly from the distributor, which was not activated until after February 5, 2024, the date Vaczy’s employment relationship with the Company terminated, will become the sole and exclusive property of Vaczy and the Company shall have no rights with regard thereto;

ii.

Vaczy will cause the original HP Spectre laptop which the Company acknowledges was damaged and cannot be turned on, to be shipped directly to Integris, the Company’s third-party IT provider, for Integris to remove Company information contained on the hard drive to be coordinated with the Company and Vaczy.  Company information shall be returned to the Company and Vaczy information shall be returned to Vaczy (which shall consist of the return of the computer without the Company information only if the computer is functioning and accessible). This retrieval of Company information shall be overseen from the Company solely by its Administrative Services Manager in coordination with Integris using the standard approach utilized to retrieve Company information from a former employee’s computer;

iii.

The desktop computer, which the Company acknowledges that it, through a third-party retained by the Company, remotely removed all Company information thereon, will become the sole and exclusive property of Vaczy and the Company shall have no right, title or interest with regard thereto; and

iv.	Vaczy shall cause the Apple iPad to be returned to the Company.

The Parties agree that the above four (4) Covered Electronics are the only Electronics held by Vaczy that constitute Covered Electronics and that she has no other Company property of any kind in her possession, custody or control.

d.    Vaczy agrees that notwithstanding the termination of the Confidential Information Agreement pursuant to Section 4b of this Agreement, following the ADEA Revocation Date Vaczy’s go forward obligations pursuant to Section 1a and 1b relating to Confidential Information (as defined therein) and Section 2 relating to Inventions (as defined therein) of the Confidential Information Agreement shall survive. For clarity purposes, notwithstanding anything to the contrary provided herein or elsewhere, the release of all Genprex Claims given by Genprex and the other Genprex Releasors to Vaczy and the other Vaczy Releasees pursuant to Section 1a of this Agreement, covers any and all Genprex Claims against Vaczy and the other Vaczy Releasees under the Confidential Information Agreement including, without limitation, Sections 1 and 2 thereof up to the Execution Date.

e.    Notwithstanding anything to the contrary provided in this Agreement or elsewhere, including, without limitation, any agreements, documents and/or instruments Vaczy may have signed for the benefit of the Company or otherwise, nothing herein or elsewhere is intended to nor shall directly and/or indirectly impair including by waiver, release or otherwise any rights of Vaczy or obligations of the Company under any applicable whistleblower and/or related laws or regulations or cause Vaczy to disclose her participation in any governmental or quasi-governmental whistleblower program or proceeding.

f.    Vaczy agrees that she has had more than twenty-one (21) calendar days in which to consider whether to execute the original form of this Agreement, no one hurried her into executing this Agreement during that period, and no one coerced her into executing this Agreement.

3.     Intentionally Omitted.

4.     Additional Agreements.

a.    Payments to Vaczy.  The Company shall pay to Vaczy $350,000 in accordance with this Section 4(a) as follows:

(i)  Escrow Payments by the Company. So long as (i) the parties have executed this Agreement by June 21, 2024, and (ii) the Company has received wiring instructions provided by Gusrae Kaplan Nusbaum PLLC, counsel for Vaczy (“GKN”) to the Company’s legal counsel for GKN’s escrow account by June 21, 2024, then, on the Execution Date (if each of (i) and (ii) have been satisfied prior to 2:00pm CT on the Execution Date) or the next business day following the Execution Date (if each of (i) and (ii) have not been satisfied prior to 2:00pm CT on the Execution Date) the Company shall submit instructions for delivery to the escrow account of GKN, the sum of $300,000 less applicable payroll withholdings and deductions in immediately available funds (the “Escrow Funds”). So long as Vaczy has not revoked her ADEA waiver on or prior to the ADEA Revocation Date, the Escrow Funds shall be held by GKN in its escrow account and released to Vaczy on the next business day after the ADEA Revocation Date. If, however, Vaczy revokes her acceptance of the ADEA waiver on or prior to the ADEA Revocation Date, all Escrow Funds shall be returned immediately to the Company by GKN and this Agreement shall be null and void.

(ii) So long as the parties have executed this Agreement by June 21, 2024 and Vaczy has not subsequently revoked her acceptance of the ADEA waiver on or prior to the ADEA Revocation Date, the Company further covenants and agrees that on or before July 1, 2024, it shall submit instructions for delivery the sum of $50,000 to Vaczy to the escrow account of GKN, less applicable withholdings and deductions. The Company shall provide Vaczy a detailed statement setting forth the applicable deductions applied to the payments set forth in Sections 4a(i) and (ii). For purposes of Section 4a(i) and 4a(ii), Vaczy acknowledges that the Company cannot wire funds after 3:00pm CT.

b.    Termination of Certain Agreements. So long as Vaczy has not revoked her acceptance of the ADEA waiver on or before the ADEA Revocation Date, on the next calendar day subsequent to the ADEA Revocation Date, the Original Agreement, the First Amendment, the Amended Agreement and the Confidential Information Agreement and all rights and obligations of the Parties thereto shall automatically be terminated ab initio, except for the (i) the indemnification and advancement rights of Vaczy, if any and the obligations of Genprex relating thereto, and (ii) the rights and the obligations of the parties as set forth in this Agreement.

c.    Vaczy Genprex Securities. In connection with securities of the Company granted to Vaczy under the Company’s 2018 Equity Incentive Plan:

i.

Shares of Common Stock – The vesting of 6,125 shares of common stock (the “Vaczy Shares”) of the Company (which reflects the Company’s February 2, 2024 1 for 40 reverse split of its common stock (the “2/2024 Reverse Split”), that were granted to Vaczy on or about February 18, 2023 shall be accelerated such that the Vaczy Shares shall be fully vested on the next business day following the ADEA Revocation Date (the “Share Delivery Date”) provided Vaczy has not revoked her acceptance of the ADEA waiver on or prior to the ADEA Revocation Date.  On the Share Delivery Date, the Company will provide instructions to the Company’s transfer agent, with a carbon copy via email to Vaczy, to deliver the Vaczy Shares without restrictive legend, net of shares of common stock equal to the value of Vaczy’s related withholding obligation, to an account setup for Vaczy.  By way of example, if on the date of calculation of the withholding obligation, the common stock is reported by Nasdaq to have closed at $3.00 and the total of Vaczy’s withholding obligation is based on a rate of 50%, then  $9,187.50 shall be delivered by the Company to the appropriate taxing authorities on behalf of Vaczy and the Company will instruct the transfer agent to transfer 3,063 shares of common stock without restrictive legend to Vaczy. The Company represents, warranties, covenants and agrees that the Vaczy Shares are registered for sale under the Securities Act of 1933, as amended and may be sold by Vaczy without restriction.

ii.

Stock Options – Stock Options (the “Options”) previously granted to Vaczy to purchase in the aggregate 4,374 shares of common stock (the “Option Shares”, collectively, with the Vaczy Shares, the “Vaczy Securities”) (which reflects the 2/2024 Reverse Split), shall on the next business day following the ADEA Revocation Date become fully vested and exercisable in accordance with their terms and shall remain exercisable in accordance with their terms. Duly executed original stock option agreements for the Options are attached hereto as Exhibit II. The Company represents, warranties, covenants and agrees all such Option Shares are registered for sale under the Securities Act and may be sold upon exercise by Vaczy without restriction.

iii.

The Company covenants and agrees that it shall take all actions reasonably requested by Vaczy within two (2) business days of any such request, including providing one or more legal opinions (at the Company’s sole cost) and other documentation to permit Vaczy to sell the Vaczy Shares, net of shares of common stock equal to the value of Vaczy’s related withholding obligation and exercise and sell all Option Shares without restriction under the Securities Act, provided, however, in the case of the Option Shares, subject to the receipt of the payment of the applicable exercise price for the Option Shares and receipt of the executed “Exercise Notice” for the Option Shares.

5.     Intentionally Omitted.

6.     Non-Disparagement. Vaczy agrees that she will not directly or indirectly disparage Genprex and/or the other Genprex Releasees and/or directly or indirectly issue any communication, written or otherwise, that encourages any adverse action against any of the Genprex Releasees, or is contrary to or inconsistent with the provisions of this Agreement, except: (i) if testifying truthfully under oath pursuant to any lawful court order or subpoena or (ii) otherwise responding to or providing disclosures required by law or (iii) in connection with any breach of this Agreement by Genprex and/or any of the other Genprex Releasees. This includes any statement or response to an inquiry by any member of the press or media, whether written, verbal, electronic, or otherwise. Genprex for itself hereby acknowledges and agrees that its officers and directors will not directly or indirectly disparage Vaczy and/or any of the other Vaczy Releasees or directly or indirectly issue any communication, written or otherwise, that encourages any adverse action against any of such persons and/or entities, which is contrary to or inconsistent with the provisions of this Agreement, except: (i) if testifying truthfully under oath pursuant to any lawful court order or subpoena or (ii) otherwise responding to or providing disclosures required by law or (iii) or in connection with any breach of this Agreement by Vaczy. This includes any statement or response to an inquiry by any member of the press or media, whether written, verbal, electronic, or otherwise. For purposes of this Section, any statements made in any litigation pleadings will be excepted from the non-disparagement prohibitions set forth in this Section.

7.     Authority. The Parties to this Agreement represent and warrant that they are fully authorized and have the capacity to enter into this Agreement. The Parties further represent and warrant that they were not coerced in any way to sign this Agreement and that they have each had the opportunity to confer with counsel with respect to this Agreement.

8.     Sole Consideration and Non-Reliance. It is expressly understood and agreed that the covenants, conditions, and terms set out in this Agreement constitute the sole consideration for this Agreement, the sufficiency of which is hereby acknowledged by each of the Parties hereto. In entering into this Agreement, the Parties each represent and acknowledge that they have conducted such investigation or inquiry of the relevant facts and law that they, in their sole discretion, deem necessary and that they have not been influenced to any extent whatsoever in entering into this Agreement by any representations or statements made by any other party or person. The Parties further acknowledge and agree that each and every one of the terms and conditions of this Agreement has been fully explained to them by their respective attorneys and that they fully understand and agree to the terms and conditions contained herein.

9.     Entire Agreement. This Agreement constitutes and contains the complete agreement and understanding between the Parties with respect to the subject matter hereof and thereof, and supersedes and replaces any and all agreements, offers, promises, understandings, statements, representations, and discussions, whether written or oral, express or implied, signed or unsigned between the Parties with respect to the subject matter hereof and thereof.

10.     No Admission. This Agreement is not intended, and shall not be construed, as an admission that any person or entity has violated any foreign, federal, state, or local law (statutory or decisional), ordinance or regulation, breached any contract or provision of any governing and/or governance documents, or committed any wrong whatsoever.

11.     Modification; Waiver. This Agreement may be modified or amended only by a written instrument duly signed by each of the Parties or their respective successors or permitted assigns. No waiver of any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Agreement. No waiver of any provision of this Agreement shall be binding upon any Party hereto unless in writing and signed by the Party waiving the breach or provision. Notwithstanding anything to the contrary provided herein or elsewhere, any breach by the Company of any of its obligations and/or any of its representations and/or warranties in this Agreement shall result in the release set forth in Section 1(b) being terminated ab initio.

12.     Severability. Should any provision (or portion thereof) of this Agreement, other than the releases set forth in Sections 1a and 1b hereof, be determined by a court of competent jurisdiction to be illegal, invalid, unenforceable, or in conflict with applicable law, it is the intention and desire of the Parties that such provision or portion shall be severed from the remainder of this Agreement and shall be enforced to the maximum extent permitted by applicable law; and the remainder of this Agreement shall be enforced to the fullest extent possible as if such illegal, invalid, or unenforceable provision or portion was not included. In the event that any such portion or provision of this Agreement is determined by a court of competent jurisdiction to be unenforceable by reason of excessive scope as to geographic, temporal or functional coverage, or other reason, such provision will be deemed to extend only over the maximum geographic, temporal, and functional scope as to which it may be enforceable.

13.     Governing Law; Jurisdiction. This Agreement and the terms and conditions set forth herein, shall be governed by and construed solely and exclusively in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The Parties hereto hereby expressly and irrevocably agree that any suit, action or proceeding arising directly and/or indirectly pursuant to or under this Agreement shall be brought solely in a federal or state court located in New York City. By its execution hereof, the Parties hereto covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in New York City and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York, New York. The Parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit, action or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such suit, action or proceeding, each Party shall pay its own fees and expenses, including legal fees and expenses.

14.     Notices and Implementation. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered when delivered personally or when sent by registered or certified mail, email or by private courier addressed as follows:

If to Vaczy, to:

Catherine Vaczy

XXX XXXX XXth St., Apt. XXX

New York, NY 10016

Email: XXXXXXX@XXXXX.XXX

With a copy to (which shall not constitute notice), to

Gusrae Kaplan Nusbaum PLLC

120 Wall Street, 25th Floor

New York, NY 10005

Attention: Lawrence Nusbaum

Email: lnusbaum@gusraekaplan.com

If to Genprex, to:

Genprex, Inc.

3300 Bee Cave Road #650-227

Austin, TX 78746

Email: XXXXXX@genprex.com

With a copy to (which shall not constitute notice), to

Lowenstein Sandler

1251 Avenue of the Americas

New York, NY 10020

Attention: Kate Basmagian and Julie Levinson Werner

Email: kbasmagian@lowenstein.com and jwerner@lowenstein.com

15.     Costs. Each Party shall bear its own attorneys’ fees, expenses and, costs in connection with the negotiation and performance of this Agreement.

16.     Successors. This Agreement is binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns and, as to Vaczy, including her heirs, executors, trustees, and administrators. Neither this Agreement nor any rights or obligations hereunder are assignable in the absence of the written consent of the non-assigning Party(ies).

17.     Third Party Beneficiaries. The Parties designate all non-party releasees as third-party beneficiaries of this Agreement. Each such third-party beneficiary shall be entitled to the rights and benefits hereunder and may enforce this Agreement as if they were parties hereto, which for the avoidance of any doubt, extends to the provisions contained in Section 1 hereof. Except as stated in this Section or as otherwise provided in this Agreement, the provisions hereof shall bind and inure only to the benefit of each of the Parties hereto and is not for the benefit of any person not a Party hereto or specifically identified as a beneficiary herein or specifically identified as a person or entity released hereby, and is not intended to constitute a third-party beneficiary contract.

18.     Headings. Section headings are for convenience only and shall not be considered in construing and interpreting this Agreement.

19.     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall be considered one and the same instrument. A facsimile or .pdf copy transmitted via e-mail of a signature to this Agreement shall be deemed an original.

20.     Incorporation by Reference. The introductory, WHEREAS, and NOW, THEREFORE clauses are expressly incorporated by reference into and made a part of this Agreement.

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[SIGNATURE PAGE TO THE SEPARATION AGREEMENT AND RELEASE]

IN WITNESS WHEREOF, the Parties to this Agreement, intending to be legally bound, have executed this Agreement on June 21, 2024.

Acknowledged, Accepted, and Agreed to:

By: /s/ Catherine Vaczy

Catherine Vaczy

GENPREX, INC.

By: /s/ Ryan Confer

Ryan Confer

Chief Executive Officer

[END OF SIGNATURE PAGE TO THE SEPARATION AGREEMENT AND RELEASE]